FOR IMMEDIATE RELEASE
Investors & Media:
Julie D. Dewey Sr. Vice President, Chief Communications Officer
Wright Medical Group N.V. (901) 290-5817 julie.dewey@wright.com
Wright Medical Group N.V. Announces Preliminary Fourth Quarter
and Full-Year 2018 Net Sales

Fourth Quarter 2018 Net Sales, Including Cartiva, of Approximately $238 Million

Full-Year 2018 Net Sales, Including Cartiva, of Approximately $836 Million, Exceeds Company’s Previously Provided 2018 Guidance Range

Cartiva Revenue of Approximately $9.5 Million From October 10, 2018 Closing Date

Company Reaffirms Previously Provided FY 2018 Adjusted EBITDA Guidance

Company Provides New Long-Term Financial Targets to Deliver Best in Class Combination of Size, Growth and Adjusted EBITDA Margin

Company to Present Today at J.P. Morgan Healthcare Conference at 1:30 p.m. Pacific Time

AMSTERDAM, The Netherlands - January 7, 2019 - Wright Medical Group N.V. (NASDAQ: WMGI) today announced preliminary, unaudited fourth quarter and full-year 2018 net sales results and reaffirms its previously provided full-year 2018 adjusted EBITDA guidance.

The company expects net sales for the fourth quarter of 2018 to be approximately $238.1 million, representing growth of 9.4% as reported and 10.3% on a constant currency basis, including the negative impact of four fewer selling days in the fourth quarter of 2018, which the company estimates to be approximately $9 million or 4.3%. For the full-year 2018, the company expects net sales to be approximately $836.2 million, representing growth of approximately 12.2% as reported and 11.6% on a constant currency basis, including the negative impact of four fewer selling days in the fourth quarter of 2018. As stated previously, the company is unable to determine the impact of the four fewer selling days on individual product lines; however, it had a disproportionate impact on the U.S. business. These preliminary, unaudited financial results for the quarter and year ended December 30, 2018 are based on current expectations and are subject to quarter-end closing adjustments; actual results may differ.

Robert Palmisano, president and chief executive officer, commented, “Our preliminary fourth quarter results represent an outstanding performance across our businesses. This performance was driven by continued strong shoulder growth, including the ongoing launch of our PERFORM Reversed glenoid and continued contributions from our SIMPLICITI shoulder system. We anticipate that these products, as well as accelerating adoption of our BLUEPRINT enabling technology and the upcoming launch of our REVIVE revision shoulder system, will continue to drive strong shoulder sales growth in 2019 and beyond.”

Palmisano further commented, “In our U.S. lower extremities business, we got off to a very strong start with Cartiva revenue of approximately $9.5 million, which exceeded our expectations in the fourth quarter. On January 1, Cartiva was fully launched with our U.S. lower extremities sales force, including the integration of the former Cartiva distributors that we have chosen to retain. We also saw continued strong growth in our core products as well as in total ankle. We intend to continue to focus on strong execution and new product launches throughout 2019.”

New Long-Term Financial Targets Announced

As previously announced, the company anticipates achieving its goal of 20% adjusted EBITDA margins for the full fourth quarter of 2019.

The company also announced new three-year financial targets for 2019 through 2021:

•	Deliver double-digit, constant currency net sales growth each year

•	Maintain adjusted gross margin in the high 70s% range each year

•	Expand adjusted EBITDA margin to the mid-20% range exiting 2021

Palmisano concluded, “Delivering on these long-term financial targets is expected to make Wright a company with a best in class combination of size, growth and adjusted EBITDA margin. I believe our leadership positions in high-growth markets, combined with specialized sales forces and differentiated technologies positions us well to achieve these targets and deliver enhanced shareholder value.”

Wright plans to report its full financial results and provide more detail for its fourth quarter and full-year 2018 financial results, as well as issue its 2019 financial guidance, after the market closes on Tuesday, February 26, 2019, to be followed by its quarterly conference call at 3:30 p.m. Central Time that day.

Wright Medical to Present Today at J.P. Morgan Healthcare Conference

Wright’s management will present today, January 7, 2019, at the J.P. Morgan Healthcare Conference at 1:30 p.m. Pacific Time. A live audio webcast of the conference presentation and the Q&A session, along with the accompanying presentation materials, will be available on Wright’s corporate website at www.wright.com, under the “Investors” link. The presentation materials, as well as the reconciliations of its non-GAAP financial measures, will be posted prior to the presentation as soon as practicable after the issuance of this press release. The audio webcast and accompanying presentation materials will be archived on this site under the “Investor Presentations” link following the conference.

Internet Posting of Information

Wright routinely posts information that may be important to investors in the “Investor Relations” section of its website at www.wright.com. The company encourages investors and potential investors to consult the Wright website regularly for important information about Wright.

About Wright Medical Group N.V.

Wright Medical Group N.V. is a global medical device company focused on extremities and biologics products. The company is committed to delivering innovative, value-added solutions improving the quality of life for patients worldwide. Wright is a recognized leader of surgical solutions for the upper extremities (shoulder, elbow, wrist and hand), lower extremities (foot and ankle) and biologics markets, three of the fastest growing segments in orthopaedics. For more information about Wright, visit www.wright.com.

™ and ® denote trademarks and registered trademarks of Wright Medical Group N.V. or its affiliates, registered as indicated in the United States, and in other countries. All other trademarks and trade names referred to in this release are the property of their respective owners.

Non-GAAP Financial Measures

To supplement the company’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles, the company uses certain non-GAAP financial measures in this release. Reconciliations of the historical non-GAAP financial measures used in this release to the most comparable GAAP measures for the respective periods can be found in tables later in this release. Wright’s non-GAAP financial measures include net sales, excluding the impact of foreign currency. The company's management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the company’s operations, period over period. Management uses the non-GAAP measures in this release internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider non-GAAP financial measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements under the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plans,” “intend,” “could,” “may,” “will,” “believe,” “estimate,” “continue,” “guidance,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include, but are not limited to, the preliminary and unaudited net sales results for fourth quarter and full year of 2018 and statements about the company’s anticipated financial results for 2018, including adjusted EBITDA from continuing operations, continued strong shoulder sales growth, accelerating adoption of BLUEPRINT enabling technology, upcoming launch of REVIVE revision shoulder system, strong execution and new product launches during 2019 and new long-term financial targets. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Each forward-looking statement contained in this release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, risk that Wright’s final net sales results will deviate from the preliminary, unaudited net sales results in this release; failure to achieve anticipated financial results for 2018 or new long-term financial targets, failure to achieve the anticipated financial benefits of the recent Cartiva acquisition, unanticipated clinical performance issues with Cartiva products or the introduction of competitive products with clinical performance attributes that are superior to Cartiva products, failure to achieve wide market acceptance of the Cartiva products due to clinical, regulatory, cost, reimbursement or other issues, the failure of the company’s 2017 U.S. sales force additions to achieve expected results, delay or failure to drive U.S. lower extremities or biologics sales to anticipated levels; continued supply constraints; failure to integrate the legacy Wright and Tornier businesses and realize net sales synergies and cost savings from the merger with Tornier or delay in realization thereof; operating costs and business disruption as a result of the merger, including adverse effects on employee retention and sales force productivity and on business relationships with third parties; integration costs; actual or contingent liabilities; adverse effects of diverting resources and attention to providing transition services to the purchaser of the large joints business; the adequacy of the company’s capital resources and need for additional financing; the timing of regulatory approvals and introduction of new products; physician acceptance, endorsement, and use of new products; failure to achieve the anticipated commercial sales of AUGMENT® Bone Graft and other new products; the effect of regulatory actions, changes in and adoption of reimbursement rates; product liability claims and product recalls; pending and threatened litigation; risks associated with the metal-on-metal master settlement agreement and the settlement agreement with the three settling insurers; risks associated with the subsequent metal-on-metal settlement agreements and ability to obtain the additional new insurance proceeds; risks associated with international operations and expansion; fluctuations in foreign currency exchange rates; other business effects, including the effects of industry, economic or political conditions outside of the company’s control; reliance on independent distributors and sales agencies; competitor activities; changes in tax and other legislation; and the risks identified under the heading “Risk Factors” in Wright’s Annual Report on Form 10-K for the year ended December 31, 2017 filed by Wright with the SEC on February 28, 2018 and subsequent SEC filings by Wright, including without limitation its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 filed with the SEC on November 8, 2018. Investors should not place considerable reliance on the forward-looking statements contained in this release. Investors are encouraged to read Wright’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this release speak only as of the date of this release, and Wright undertakes no obligation to update or revise any of these statements. Wright’s business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

--Tables Follow--

Wright Medical Group N.V.
Consolidated Net Sales Analysis
(dollars in thousands--unaudited)

	Three months ended
	December 30, 2018			December 31, 2017
	Legacy Wright	Standalone Cartiva	Wright Medical Group N.V.	Wright Medical Group N.V.
U.S.
Lower extremities	67,679	9,167	76,846	66,816
Upper extremities	78,151	—	78,151	71,685
Biologics	24,024	—	24,024	21,814
Sports med & other	2,584	—	2,584	2,242
Total U.S.	$172,438	$9,167	$181,605	$162,557

International
Lower extremities	15,922	319	16,241	16,101
Upper extremities	30,048	—	30,048	28,093
Biologics	7,369	—	7,369	6,784
Sports med & other	2,884	—	2,884	4,067
Total International	$56,223	$319	$56,542	$55,045

Global
Lower extremities	83,601	9,486	93,087	82,917
Upper extremities	108,199	—	108,199	99,778
Biologics	31,393	—	31,393	28,598
Sports med & other	5,468	—	5,468	6,309
Total net sales	$228,661	$9,486	$238,147	$217,602

	Fiscal year ended
	December 30, 2018			December 31, 2017
	Legacy Wright	Standalone Cartiva	Wright Medical Group N.V.	Wright Medical Group N.V.
U.S.
Lower extremities	241,568	9,167	250,735	228,044
Upper extremities	281,314	—	281,314	239,965
Biologics	83,077	—	83,077	78,361
Sports med & other	8,412	—	8,412	8,141
Total U.S.	$614,371	$9,167	$623,538	$554,511

International
Lower extremities	60,430	319	60,749	58,473
Upper extremities	114,460	—	114,460	94,699
Biologics	25,757	—	25,757	22,276
Sports med & other	11,686	—	11,686	15,030
Total International	$212,333	$319	$212,652	$190,478

Global
Lower extremities	301,998	9,486	311,484	286,517
Upper extremities	395,774	—	395,774	334,664
Biologics	108,834	—	108,834	100,637
Sports med & other	20,098	—	20,098	23,171
Total net sales	$826,704	$9,486	$836,190	$744,989

Wright Medical Group N.V.
Supplemental Net Sales Information
(unaudited)

	Three months ended December 30, 2018 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	15%	4%	1%	13%	12%
Upper extremities	9%	11%	7%	10%	8%
Biologics	10%	11%	9%	10%	10%
Sports med & other	15%	(27%)	(29%)	(12%)	(13%)
Total net sales	12%	6%	3%	10%	9%

	Fiscal year ended December 30, 2018 net sales growth/(decline)
	U.S. as reported	Int'l constant currency	Int'l as reported	Global constant currency	Global as reported
Product line
Lower extremities	10%	2%	4%	8%	9%
Upper extremities	17%	18%	21%	17%	18%
Biologics	6%	16%	16%	8%	8%
Sports med & other	3%	(25%)	(22%)	(15%)	(13%)
Total net sales	12%	9%	12%	12%	12%

###